SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

Current Report Pursuant to Section 13 or 15 (d) of

The Securities and Exchange Act of 1934

DATE OF REPORT:

April 13, 2012

(Date of Earliest Event Reported)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

1-9047	04-2870273
(Commission File Number)	(I.R.S. Employer Identification No.)

INDEPENDENT BANK CORP.

Office Address: 2036 Washington Street, Hanover Massachusetts 02339

Mailing Address: 288 Union Street, Rockland, Massachusetts 02370

(Address of Principal Executive Offices)

(Zip Code)

NOT APPLICABLE

(Former Address of Principal Executive Offices)

(Zip Code)

781-878-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Explanatory Note

In its Current Report on Form 8-K filed on April 16, 2012, Independent Bank Corp. filed its 1st Quarter 2012 Analyst Call Transcript as Exhibit 99.1 to Item 8.01 “Other Events” and Item 9.01 “Financial Statements and Exhibits.” In the questions and answers section of exhibit 99.1 the following answer by Mr. Denis Sheahan was misinterpreted in the transcription:

Well we weren’t surprised by the increase, Mark. I mean, it was certainly a good quarter, but as you know, we’ve been steadily growing capital. We’re very, very comfortable with our capital level. Our current projections have us being close to $720 million by the end of the year on an unadjusted basis. And then when you adjust for the goodwill that’s deductible for tax purposes, we’ll be closer to $750 million by the end of the year. So we’re feeling really good about our capital position.

The answer should have been transcribed as:

Well we weren’t surprised by the increase, Mark. I mean, it was certainly a good quarter, but as you know, we’ve been steadily growing capital. We’re very, very comfortable with our capital level. Our current projections have us being close to 7.20% by the end of the year on an unadjusted basis. And then when you adjust for the goodwill that’s deductible for tax purposes, we’ll be closer to 7.50% by the end of the year. So we’re feeling really good about our capital position.

This is amending exhibit 99.1 under Item 8.01 “Other Events” and Item 9.01 “Financial Statements and Exhibits” on Independent Bank Corp.’s 8-K filed on April 16, 2012.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.

Date: April 19, 2012	BY:	/s/ Denis K. Sheahan
Denis K. Sheahan Chief Financial Officer